Exhibit 26 (g) ii. a. 4.

AMENDMENT              to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Coverage: SL10/SL11/SL11B/SL15/SL16 (COLI/BOLI non-experience rated business only)

Original Treaty Effective Date: March 1, 2008

For new policies issued on or after July 26, 2010, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule F – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – Underwriting Guidelines which reflects underwriting changes.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/21/11
Peter G. Ferris
Second Vice President & Actuary

[page break]

COLI BOLI UW Guidelines Eff 7/26/10

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Mark Costello	Date:	7/14/11
Print name:	Mark Costello
Title:	VP & Actuary, IL Marketing

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda Webb	Date:	7/14/11
Print name:	Melinda Webb
Title:	2nd VP, Treaty

[page break]

SCHEDULE F: UNDERWRITING GUIDELINES